UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2010

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 23, 2010, Triumph Group, Inc. (“Triumph”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Triumph, Vought Aircraft Industries, Inc. (“Vought”), Spitfire Merger Corporation, a wholly owned subsidiary of Triumph, (“Merger Sub”) and TC Group, L.L.C. (“Carlyle”), as the Holder Representative, pursuant to which Merger Sub will merge with and into Vought (the “Merger”) and as soon as reasonably practicable thereafter, Vought will merge with and into a direct wholly owned limited liability company subsidiary of Triumph, which will continue as the surviving entity and a direct wholly owned subsidiary of Triumph.

Subject to the terms and conditions of the Merger Agreement, Triumph will retire approximately $590 million of the Vought’s outstanding indebtedness and will acquire all outstanding shares of capital stock of Vought for $525 million in cash and approximately 7.5 million shares of Triumph common stock.  Each outstanding Vought stock option and stock appreciation right will be cancelled and cashed out in the merger based on the spread between the exercise price and the per-share merger consideration.  Each outstanding restricted share unit will be cancelled and cashed out for an amount equal to the per-share merger consideration.  Following the consummation of the Merger, Carlyle will own approximately 31% of the outstanding stock of Triumph.

Triumph, Merger Sub and Vought have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.  Triumph has also agreed (i) that it will use its reasonable best efforts to obtain the proceeds of the debt financing to fund the transactions contemplated by the Merger Agreement, (ii) that it will not solicit proposals relating to alternative business combination transactions, and (iii) that it will call a stockholders meeting as soon as reasonably practicable to obtain stockholder approval and to recommend that the stockholders approve the issuance of Triumph common stock contemplated by the Merger Agreement.  In addition, Vought has agreed (i) to use its reasonable best efforts to cooperate with Triumph in connection with the arrangement of the debt financing for the Merger and (ii) not to solicit proposals relating to alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the stockholders of Triumph of the issuance of shares in the Merger, (ii) receipt of regulatory approvals, and (iii) absence of any law or order prohibiting the closing.  Triumph’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of Vought, (ii) compliance by Vought with its covenants and (iii) the receipt of consents from certain third parties.  In addition, Vought’s obligation to consummate the Merger is also subject to certain other conditions, including (i) the accuracy of the representations and warranties of Triumph, (ii) compliance by Triumph with its covenants and (iii) Triumph having satisfied its governance obligations under the stockholders agreement.

The Merger Agreement contains certain termination rights for both Triumph and Vought.  In the event of termination of the Merger Agreement under certain circumstances, Triumph may be required to pay Vought a termination fee of $9.5 million if stockholders fail to approve the issuance of Triumph common stock in the Merger or $25 million if Triumph’s board of directors changes its recommendation that stockholders approve the issuance of Triumph common stock in the merger.  In the event of termination of the Merger Agreement under certain circumstances, if either party breaches certain covenants under the Merger Agreement, the breaching party may be required to pay the non-breaching party a termination fee of $75 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Triumph, Vought or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by Triumph and Merger Sub, on the one hand, and by Vought, on the other hand, made solely for the benefit of the other.

Certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Triumph and Merger Sub, on the one hand, and Vought, on the other hand.  Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Triumph, Vought or Merger Sub at the time they were made or otherwise and should only be read in conjunction with the other information that Triumph or Vought makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Stockholders Agreement

In connection with the Merger Agreement, Triumph, Carlyle and certain investment funds controlled by Carlyle have entered into a Stockholders Agreement (the “Stockholders Agreement”).  Under the terms of the Stockholders Agreement, at the closing of the Merger Triumph will increase the size of its board of directors by three and will appoint Adam Palmer, Elmer Doty and an individual designated by Carlyle and approved by the Company, as directors of Triumph.  Following the closing, Carlyle will be entitled to designate three persons to Triumph’s board of directors until they no longer hold two-thirds of the shares that they received in the Merger; they will be entitled to designate two persons to Triumph’s board of directors until they no longer hold one-third of the shares that they received in the Merger; and they will be entitled to designate one person to Triumph’s board of directors as long as they own at least 5% of Triumph’s outstanding common stock.

Under the Stockholders Agreement, Carlyle may not transfer or hedge any shares of Triumph common stock that will be received in the Merger for one year following the closing, and after this period Carlyle will be prohibited from making transfers to certain large holders of Triumph’s common stock.  Effective upon the closing, Carlyle has also agreed to customary standstill restrictions which survive until the later of (i) the date on which there are no Carlyle-designated directors on Triumph’s board and (ii) the date on which Carlyle owns less than 10% of Triumph’s outstanding common stock.

In addition, for two years following the closing, Carlyle has agreed to certain non-competition restrictions with respect to business activities conducted by Vought.  From the closing until December 31, 2011, Carlyle has agreed that it will not solicit for employment or employ specified members of Vought’s senior management team.

Triumph has also granted Carlyle demand and piggy-back registration rights, which commence after the one-year transfer restriction period expires.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Triumph will file a proxy statement with the SEC. Triumph will mail the definitive proxy statement, when available, to its stockholders. Investors and security holders are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information.  You may obtain a free copy of the proxy statement (when available) and other related documents filed by Triumph with the SEC at the SEC’s website at http://www.sec.gov.  The definitive proxy statement (when available) and the other documents may also be obtained for free by accessing Triumph’s website at http://www.triumphgroup.com under the heading “Investor Relations” and then under the heading “Financial Information” and then under the heading “SEC Filings.”

Participants in the Solicitation

Triumph and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of certain matters relating to proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with such matters is filed with the SEC. Information about the directors and executive officers of Triumph is set forth in Triumph’s definitive proxy statement filed with the SEC on June 23, 2009.  Additional information regarding the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.  You may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by Triumph with the SEC using the contact information described above.

Item 9.01.       Financial Statements and Exhibits.

2.1       Agreement and Plan of Merger, dated as of March 23, 2010, by and among Vought Aircraft Industries, Inc., Triumph Group, Inc., Spitfire Merger Corporation and TC Group, L.L.C, as the Holder Representative

10.1     Stockholders Agreement, dated as of March 23, 2010, among Triumph Group, Inc., Carlyle Partners III, L.P., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle-Aerostructures Partners, L.P., CHYP Holdings, L.L.C., Carlyle-Aerostructures Partners II, L.P., CP III Coinvestment, L.P., C/S International Partners, Carlyle-Aerostructures International Partners, L.P., Carlyle-Contour Partners, L.P., Carlyle SBC Partners II, L.P., Carlyle International Partners III, L.P., Carlyle-Aerostructures Management, L.P., Carlyle-Contour International Partners, L.P., Carlyle Investment Group, L.P. and TC Group, L.L.C.

99.1     Press Release dated March 23, 2010 titled “Triumph Group Announces Agreement to Acquire Vought Aircraft Industries, Inc.”

99.2     Investor Presentation

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010	TRIUMPH GROUP, INC.
	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 23, 2010, by and among Vought Aircraft Industries, Inc., Triumph Group, Inc., Spitfire Merger Corporation and T.C. Group, L.L.C, as the Holder Representative

10.1

Stockholders Agreement, dated as of March 23, 2010, among Triumph Group, Inc., Carlyle Partners III, L.P., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle-Aerostructures Partners, L.P., CHYP Holdings, L.L.C., Carlyle-Aerostructures Partners II, L.P., CP III Coinvestment, L.P., C/S International Partners, Carlyle-Aerostructures International Partners, L.P., Carlyle-Contour Partners, L.P., Carlyle SBC Partners II, L.P., Carlyle International Partners III, L.P., Carlyle-Aerostructures Management, L.P., Carlyle-Contour International Partners, L.P., Carlyle Investment Group, L.P. and TC Group, L.L.C.

99.1	Press Release dated March 23, 2010 titled “Triumph Group Announces Agreement to Acquire Vought Aircraft Industries, Inc.”
99.2	Investor Presentation